UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

JEFFERSON BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-50347	45-0508261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Evans Avenue, Morristown, Tennessee   37814
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (423) 586-8421

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Jefferson Bancshares, Inc. (the “Company”) was held on October 31, 2013.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD
Dr. Terry M. Brimer	3,174,687	1,202,077
H. Scott Reams	2,673,229	1,703,535

There were 1,510,994 broker non-votes on the proposal.

2.
The appointment of Craine, Thompson & Jones, P.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
5,359,550	455,705	72,503

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting of stockholders and the vote was as follows:

FOR	AGAINST	ABSTAIN
2,875,279	1,444,446	57,039

There were 1,510,994 broker non-votes on the proposal.

4.	An advisory vote was taken on the frequency of the advisory vote on the compensation of the Company’s named executive officers and the vote was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3,981,735	61,115	236,158	97,756

There were 1,510,994 broker non-votes on the proposal.

The Company’s Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

5.
A shareholder proposal requesting that the Board of Directors retain an independent investment banker or firm to assist in deciding the best way to maximize or enhance shareholder value through actions outside the ordinary course of business, including (but not limited to) a sale or merger of the Company, was defeated by the following vote:

FOR	AGAINST	ABSTAIN
1,908,138	2,377,277	91,349

There were 1,510,994 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSON BANCSHARES, INC.

Date: November 1, 2013	By:	/s/ Jane P. Hutton
Jane P. Hutton
Chief Financial Officer and Treasurer